Exhibit 99.2

Apollo Medical Holdings Announces the Appointment of

thomas lam, m.d. to its Board of Directors

GLENDALE, CA − (PR Newswire) – January 19, 2016 − Apollo Medical Holdings, Inc. ("ApolloMed" or “the Company”) (AMEH), an integrated population health management company, today announced the appointment of Thomas Lam, M.D. to its Board of Directors.

Dr. Lam is currently Chief Executive Officer of Network Medical Management, Inc. (“NMM”) and Chief Financial Officer of Allied Pacific of California IPA (“APC”). Founded in 1994 and headquartered in Alhambra, California, NMM is a leading physician-led Management Services Organization (“MSO”) that delivers comprehensive healthcare management services to a client base consisting of health plans, independent practice associations (IPAs), hospitals, physicians and other health care networks. NMM currently is responsible for coordinating the care for over 600,000 covered patients in Southern, Central and Northern California through a network of over 12 IPAs with over 4500 contracted physicians. APC, founded in 1992, and its affiliated medical groups are one of the largest independent physician associations in California, with an enrollment of over 500,000 patients under capitation.

Dr. Lam has been on the Governing Board of Garfield Medical Center in Monterey Park, CA since 2010. He was the recipient of the Corporate Citizen of the Year Award by the Board of Directors of the East Los Angeles College Foundation in April 2014, and was also the recipient of the Heart of the Community Award by the Board of Directors of the YMCA West San Gabriel Valley chapter in February 2015.

Born in Hong Kong and raised in California, Dr. Lam is a board certified gastroenterologist who received internal medicine and gastroenterology training from New York Medical College and Georgetown University School of Medicine.

“We are thrilled to welcome Tom to our Board of Directors and look forward to our partnership with Network Medical Management, Allied Pacific IPA and Allied’s physicians,” stated Warren Hosseinion, MD, Chief Executive Officer of Apollo Medical Holdings. “He brings a wealth of industry and financial experience from his successful career as CEO and CFO of healthcare enterprises with over $500 million in revenues.”

“On behalf of the Board, we welcome Dr. Lam to the leadership team,” stated Gary Augusta, Executive Chairman of Apollo Medical Holdings. “He strengthens our breadth of capitated risk-reimbursement expertise at the Board level and furthers our relationship since Network Medical Management’s investment in ApolloMed in late 2015.”

“I am delighted to join the Board. We are excited with our partnership with ApolloMed and have begun working on multiple projects together,” stated Thomas Lam, M.D., Chief Executive Officer of Network Medical Management, Inc. “I have tremendous respect for the Company’s ability to innovate and look forward to contributing to its continued success.”

About Apollo Medical Holdings, Inc.

Headquartered in Glendale, California, ApolloMed is an integrated population health management company committed to providing exceptional multi-disciplinary care in the communities it serves. ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of six affiliated and complementary physician groups: ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), Maverick Medical Group (Independent Physician Association), ApolloMed Care Clinics, Apollo Care Connect and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care. For more information, please visit www.apollomed.net

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of future expectations, plans and prospects for Apollo Medical Holdings, Inc. (“the Company”).  In particular, when used in the preceding discussion, the words “predicts,” "believes," "expects," "intends," “seeks,” “estimates,” "plans," "anticipates," and similar conditional expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements.  In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are, therefore, subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company, its subsidiaries and concepts to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.  The forward-looking statements included herein are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, the Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and in any of the Company’s other subsequent Securities and Exchange Commission filings.

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